UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BELLAVISTA CAPITAL, INC.
(Name of Registrant as Specified in Its Charter)

MACKENZIE PATTERSON FULLER, LP; ROBERT DIXON, GLEN FULLER, CHIP PATTERSON, C. E. PATTERSON, CHRISTINE SIMPSON
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2009 SPECIAL MEETING OF SHAREHOLDERS
OF
BELLAVISTA CAPITAL, INC.

PROXY STATEMENT
OF
MACKENZIE PATTERSON FULLER, LP (“MPF”)

THIS SOLICITATION IS BEING MADE BY MPF AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

1. General Information

The Board of Directors of BellaVista Capital, Inc. (the “BellaVista”) has rejected a proposal by MPF to manage BellaVista’s assets and assume administrative oversight of BellaVista. MPF is therefore seeking proxies from BellaVista shareholders to demand a special meeting at which the shareholders of BellaVista will vote to amend the bylaws to increase the size of the board of directors to nine members and install five new directors nominated by MPF.

If MPF submits proxies from shareholders who own a majority of the common stock of BellaVista in support of a special meeting of the shareholders (the “Special Meeting”), then pursuant to BellaVista’s Bylaws, the Secretary of BellaVista will be required to promptly call the Special Meeting for a date that is no earlier than 10 days and no later than 90 days after the date of the notice of the Special Meeting. We anticipate that the Special Meeting will be held at the principal office of BellaVista, which is located at 420 Florence Street, Suite 200, Palo Alto, California 94301.  We intend to ensure that shareholders are notified of the date of the Special Meeting promptly after the date is set by the Company.

MPF IS SOLICITING YOUR PROXY TO DEMAND THE SPECIAL MEETING OF THE SHAREHOLDERS, AT WHICH MPF WILL VOTE YOUR PROXY IN FAVOR OF AN AMENDMENT TO THE BYLAWS TO EXPAND THE BOARD OF DIRECTORS TO NINE MEMBERS, THE APPOINTMENT OF FIVE MPF NOMINEES TO FILL THE NEW BOARD POSITIONS (PAT PATTERSON, GLEN FULLER, CHIP PATTERSON, ROB DIXON AND CHRISTINE SIMPSON), AND THE ENGAGEMENT OF MPF AS THE COMPANY’S ASSET MANAGER FOR AN ANNUAL FEE EQUAL TO 2% OF THE COMPANY’S ASSETS.  IF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY SUBMIT PROXIES IN FAVOR OF THESE ACTIONS, THE SPECIAL MEETING WILL BE CALLED AND THE MPF NOMINEES WILL BE APPOINTED AS DIRECTORS AT THE SPECIAL MEETING.  If the holders of less than fifty percent of BellaVista’s common stock sign and return the enclosed proxies, then the current directors will likely remain in office until the next annual meeting, which is not scheduled to occur until March 2010.

We are mailing each registered shareholder a copy of this Proxy Statement on or about June 5, 2009, and you can obtain the Proxy Statement, and any other relevant documents, for free at the SEC’s web site or from MPF by visiting our website (www.mpfi.com) or calling us at (800) 854-8357.

2. The MPF Nominees

MPF proposes to fill the five new positions on the board of directors with its nominees, Pat Patterson, Glen Fuller, Chip Patterson, Rob Dixon and Christine Simpson. Pat Patterson will be elected as a Class II director whose term expires at the annual meeting in 2011. Glen Fuller will be elected as a Class III director whose term expires at the annual meeting in 2010. Chip Patterson will be elected as a Class I director whose term expires at the annual meeting in 2012. Robert Dixon will be elected as a Class II director whose term expires at the annual meeting in 2011.  Christine Simpson will be elected as a Class III director whose term expires at the annual meeting in 2010.

If holders of less than a majority of BellaVista’s common stock sign and return the written consent, such that there is no special meeting called, then MPF may vote the executed proxies in favor of expansion of the board and election of the MPF nominees at BellaVista’s 2010 annual meeting.

The MPF nominees have furnished the following information regarding their principal occupations and certain other matters.  Each of the MPF nominees has consented to be named herein and to serve as a director if elected.

NAME, AGE AND BUSINESS ADDRESS	PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS, AND OTHER DIRECTORSHIPS
C. E. (“PAT”) PATTERSON (68) 1640 School Street Moraga, CA 94556
Current Occupation: Mr. Patterson is president of MPF, a director of MPF’s general partner and various affiliates, owns and operates two skilled nursing facilities, and oversees a diverse portfolio of personal real estate investments, and has been principally involved in the foregoing for the past five years.

Prior Business Experience: Mr. Patterson was previously a director and officer of Host Funding, Inc., a publicly traded company.

GLEN FULLER (35) 1640 School Street Moraga, CA 94556
Current Occupation: Mr. Fuller is Senior Vice President and Chief Operating Officer of MPF, a director of MPF’s general partner and various affiliates, and is directly responsible for the supervision of 27 employees, and has been principally involved in the foregoing for the past five years.

Prior Business Experience: Mr. Fuller was previously a director and officer of Host Funding, Inc., a publicly traded company.

CHIP PATTERSON (38) 1640 School Street Moraga, CA 94556 ROBERT E. DIXON (37) 1640 School Street Moraga, CA 94556
Current Occupation: Mr. Chip Patterson is Senior Vice President and General Counsel of MPF, a director of MPF’s general partner and various affiliates, and is responsible for supervising the legal affairs for over 60 MPF-affiliated companies, and has been principally involved in the foregoing for the past five years.

Prior Business Experience: Mr. Chip Patterson has not previously served as a director for a public company, but has served as legal counsel for various public companies since 2000.

Current Occupation: Mr. Robert E. Dixon is Senior Vice President and Co-Chief Investment Officer of MPF and a director of its general partner.

Prior Business Experience: Mr. Robert E. Dixon served as an officer and director of Sutter Holding Company, Inc. since March 2002, a publicly traded financial services holding company.  Mr. Dixon was also a director of a public company called Knight Fuller Inc.

CHRISTINE E. SIMPSON (43) 1640 School Street Moraga, CA 94556	Current Occupation: Ms. Christine E. Simpson is Co-Chief Investment Officer and Senior Vice President for MPF. Prior Business Experience: Ms. Christine E. Simpson has been employed by MPF since 1990.

MPF nominees beneficially own the following number of shares of BellaVista common stock:

Name	Current Title	Beneficial Ownership of BellaVista Shares
		Number	Nature	Percentage (1)
Robert Dixon	Senior Vice President	1,390,046	Indirect	12.44%*
Glen Fuller	Senior Vice President	1,390,046	Indirect	12.44%*
Chip Patterson	Senior Vice President	1,390,046	Indirect	12.44%*
C. E. Patterson	President	1,390,046	Indirect	12.44%*
Christine Simpson	Vice President	1,390,046	Indirect	12.44%*
All Nominees as a group		1,390,046	Indirect	12.44%*

* MPF’s nominees are all executive officers and beneficial owners of MPF, and MPF controls the voting decisions of the investment funds it manages; MPF funds collectively own 1,390,046 shares of BellaVista, which represents 12.4% of the outstanding shares according to BellaVista’s Quarterly Report on Form 10-Q filed February 24, 2009.  None of the nominees owns any shares of BellaVista, and each nominee disclaims beneficial ownership of such shares.  The MPF funds purchased, in the past two years: 20,424 shares for $1 per share on September 8, 2008; 2,000 shares for $1.25 per share on April 14, 2008; 10,750 shares for $2.25 on November 7, 2007; 100,000 shares for $1.75 per share on October 31, 2007; 10,000 shares for $2.50 per share on August 17, 2007; and 18,000 shares for $2.25 per share on July 9, 2007.

There are no material proceedings in which any of the MPF nominees is a party adverse to BellaVista or material proceedings in which the nominees have an interest adverse to BellaVista. None of the nominees have previously been employed or engaged as an independent contractor by BellaVista.  There are no arrangements or understandings between any of the nominees and any other party pursuant to which any nominee was or is to be selected as a director or nominee, nor are there any such arrangements within Item 5(b)(1)(viii) of Schedule 14A.

3. Nomination and Quorum Requirements; Voting Procedures

Election of the MPF nominees to BellaVista’s Board of Directors under the terms contemplated by this proxy statement requires (1) the holding of the Special Meeting, which shall be called upon the request of shareholders holding a majority of the common stock of BellaVista, (2) amending the bylaws to expand the board to nine members by affirmative vote of a majority of the votes cast by the shareholders at the Special Meeting, and (3) the election of the MPF nominees by affirmative vote of a majority of the votes cast by the shareholders at the Special Meeting. The fourth proposal is to approve the engagement of MPF as the Company’s asset manager.  The presence in person or by proxy of holders of at least a majority of BellaVista shares entitled to vote at the Special Meeting will constitute a quorum.

Based on publicly available information, MPF believes that BellaVista common stock is the only class of voting shares of BellaVista and that all outstanding shares will be entitled to vote at the Special Meeting. Each share will be entitled to one vote. The accompanying proxy will be voted in accordance with the shareholder’s instructions on such proxy. Each shareholder may join with MPF in the demand for the Special Meeting, at which MPF will vote the shareholder’s shares to amend the bylaws to increase the size of the board, elect the MPF nominees, and approve the MPF management agreement, or the shareholder may withhold its vote by failing to return the enclosed proxies. We do not anticipate that any other business will be conducted at the Special Meeting, but if BellaVista properly brings additional business before the Special Meeting or any adjournment or postponement thereof, we will have discretion to act on those matters.  This will prevent you from exercising your right to vote on such matters because we will vote for you in our discretion.

MPF URGES SHAREHOLDERS TO SIGN THE ENCLOSED YELLOW PROXIES AND RETURN THEM PROMPTLY.  MPF ALSO URGES YOU TO VOTE FOR EXPANSION OF THE BOARD AND APPOINTMENT OF THE MPF NOMINEES.  If no direction is given and you return the signed proxy to us, it will be voted for the expansion of the board, the election of the MPF nominees, and the approval of the MPF management agreement.  Shares not voted, and shares voted to abstain from the vote will not be taken into account in determining the outcome of the election of directors, so long as a quorum is present.

According to BellaVista’s Quarerly Report on Form 10-Q for the quarter ended December 31, 2008, there were 11,171,433 shares of BellaVista common stock outstanding.  Based upon MPF’s review of publicly available EDGAR filings, to MPF’s knowledge, the shareholders set forth below beneficially owned as of February 23, 2009, more than five percent of the outstanding shares of BellaVista common stock and the executive officers and directors of BellaVista beneficially owned as of March 31, 2009, the number of shares of BellaVista common stock set forth below. We have no means to determine if, between then and the date of this proxy statement, any shares have been purchased or sold by the individuals identified in the table below.

DIRECTORS, OFFICERS, AND 5% BENEFICIAL OWNERS

NAME	SHARES	PERCENTAGE
MacKenzie Patterson Fuller, LP*	1,390,046	12.44%
Jay Duncanson c/o Menlo Advisers	658,735	5.90%
Robert Puette**	405,241	3.50%
Jeffrey Black**	250,852	2.16%
Patricia Wolf**	167,030	1.44%
William Offenberg**	107,404	***
* MacKenzie Patterson Fuller, LP does not own any shares, but controls entities that own the number of shares shown above, so is deemed to beneficially own such shares.  MPF disclaims beneficial ownership of such shares.
** Director
*** Less than 1%

4. Voting Your Shares and Revocability of Proxy

You may vote on the proxy even if you have previously voted a proxy provided to you by BellaVista.  You may change your vote after you have submitted a proxy – only your latest dated proxy counts.  Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder on the record date of the Special Meeting unless the proxy specifies otherwise.  Only holders of record as of the record date of the Special Meeting will be entitled to vote.  If you are a shareholder of record at the close of business on the record date, you will retain your voting rights for the Special Meeting even if you sell your shares after the record date.  Accordingly, it is important that you grant a proxy to vote the shares held by you on the record date, even if you sell your shares after the record date.

Your proxy to demand the Special Meeting is revocable at any time prior to the submission of the demand to the Secretary of BellaVista. After MPF submits the demand, the proxy will expire by its own terms.

Your proxy to vote at the Special Meeting is revocable, and you may revoke your proxy at any time prior to its exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), by giving oral notice of revocation of your proxy at the Special Meeting, or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Special Meeting and bearing a date later than the date on your signed proxy to the Secretary of BellaVista at 420 Florence Street, Suite 200, Palo Alto, California 94301.

Unless revoked in the manner set forth above, your proxy to demand the Special Meeting will be submitted by MPF in connection with its demand for the Special Meeting. Your proxy for the issues under consideration at the Special Meeting will be voted at the Special Meeting in accordance with your instructions.  In the absence of such instructions, your proxy will be voted for the expansion of the board, election of the MPF nominees, and approval of the MPF management agreement.  If any other matters are properly brought before the Special Meeting, your proxy will be voted on such matters as MPF, in its discretion and consistent with applicable law, may determine.

PLEASE REVIEW VOTING INSTRUCTIONS ON THE ATTACHED YELLOW PROXIES. YOUR VOTE IS IMPORTANT.  WE URGE YOU TO JOIN WITH MPF IN ITS DEMAND FOR A SPECIAL MEETING, TO VOTE FOR THE EXPANSION OF THE BOARD, TO ELECT THE MPF NOMINEES, AND TO APPROVE THE MPF MANAGEMENT AGREEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED YELLOW PROXIES TODAY.

If you have any questions about the voting of shares, please call Rob Dixon at MPF at 1-800-854-8357.

5. Solicitation of Proxies

Proxies will be solicited by mail, telephone, facsimile, e-mail, or in person.  Information regarding executive officers, employees, and other representatives of MPF who may solicit proxies or assist in the solicitation of proxies is set forth in the table below.  We have retained the services of The Altman Group to assist in obtaining proxies from brokers and nominees of stockholders. The estimated cost of such services is approximately $9,000 plus out-of-pocket expenses. Proxies may also be solicited in person, by telephone or electronically by the MPF nominees who will not receive any additional compensation for such solicitation.  The entire expense of soliciting proxies for the Special Meeting is being borne by MPF. MPF will not seek reimbursement for such expenses from BellaVista. Costs of this solicitation of proxies are expected to be approximately $20,000, primarily in legal, solicitation, and mailing costs.  Total incurred to date in furtherance of or in connection with the solicitation of proxies is approximately $10,000. See the table below for list of potential solicitors and their holdings of BellaVista’s common stock.

The table above under Paragraph 2, entitled “MPF Nominees,” sets forth the name and present principal occupation or employment of certain associates of MPF who may also solicit proxies, namely the Nominees.  The business address of each such person is c/o MacKenzie Patterson Fuller, LP, 1640 School Street, Moraga, California 94566.  Each person listed is a citizen of the United States.  To the extent the matters to be acted upon at the Special Meeting may have an effect on the future business of BellaVista, the individuals identified in the table may be deemed to have an interest in such matters as a result of their ownership of shares of BellaVista’s common stock.

The MPF nominees and certain persons identified in the table in Paragraph 2 collectively own substantially all of the beneficial interests of MPF. Therefore, if the solicitation of proxies is successful, such persons will receive indirect benefits from the MPF management agreement as described below.

The fourth proposal MPF is asking shareholders to approve is the proposed management agreement between BellaVista and MPF consistent with the following terms: (1) an anticipated commencement date of September 1, 2009; (2) a 1-year initial term with automatic 1-year renewals, unless either party provides 90-day advance notice of termination; (3) a base management fee equal to a fixed percentage fee equal to two percent (2%) of BellaVista’s total assets on an annual basis; (4) reimbursement of extraordinary and property level expenses incurred on behalf of BellaVista, but not for typical administrative and overhead expenses; (5) MPF will provide BellaVista with all corporate services, including asset management, investment advisory, accounting, legal, investor relations, investor reporting, printing, mailing, and all other corporate overhead; and (7) BellaVista will grant MPF an option to acquire up to 15% of the stock of BellaVista at a strike price of $2.73 per Share, which price will be reduced by the amount of any dividends paid to shareholders (or shares repurchased) from and after the date of the management agreement.  The management fee will be determined based upon BellaVista’s total assets; however, were this agreement in place as of the most recent financials, the fee would have been $833,905 per year.

6. Shareholder Proposals for the Special Meeting

Under Article I, Section 3 of BellaVista’s Bylaws, only those matters that are described in the notice of the Special Meeting may be considered at the Special Meeting. MPF does not intend to request the conduct of any business at the Special Meeting other than the expansion of the board, the election of the MPF nominees, and the approval of the MPF management agreement. It is possible, however, that BellaVista or other shareholders may request or demand the inclusion of additional agenda items, in which case additional matters may be described in the notice of the Special Meeting.

Under Article I, Section 3 of BellaVista’s Bylaws, the date of the Special Meeting must be no earlier than 10 days and no later than 90 days after the date of the notice of the Special Meeting.

7. Certain Relationships and Related Transactions

None of the MPF nominees, their immediate family members, any corporation or organization of which any of the nominees is an executive officer or partner, or is directly or indirectly the beneficial owner of 10 percent or more of any class of equity securities, or any trust or other estate in which any of the nominees has a substantial beneficial interest or serves as a trustee or in a similar capacity, has been indebted to BellaVista or its subsidiaries at any time.

None of the relationships regarding the MPF nominees described under Item 404(b) of Regulation S-K exists or has existed, there are no relationships involving any of the MPF nominees that would have required disclosure under Item 402(j) of Regulation S-K had the MPF nominees been directors of BellaVista.

If the MPF nominees are elected to BellaVista’s board of directors, they will approve a management relationship with MPF consistent with the terms contained in the comprehensive management proposal that is included with this proxy statement.  Specifically, BellaVista will engage MPF to provide all corporate services, including asset management, investment advisory services, accounting, legal, investor relations, investor reporting, printing, mailing and all other corporate overhead for a fixed percentage fee equal to two percent (2%), measured annually, of BellaVista’s total assets. By submitting your proxy to MPF, you are approving the MPF management proposal.

8. Compensation of Directors

According to publicly available EDGAR filings, the current directors of BellaVista were paid approximately $38,000 – $46,000 each to serve as directors. The current Chairman also earns an hourly fee for services rendered to BellaVista which totaled $84,725 last year, bringing his total compensation to $129,225.  BellaVista also pays travel expenses for the directors to attend the meetings of the Board of Directors.

If elected, no MPF nominee will receive a director fee. Moreover, the MPF nominees will discontinue the payment of director fees to the existing directors. The MPF nominees will benefit only indirectly through their ownership of MPF, as a result of the management agreement with BellaVista. Each nominee’s beneficial ownership of MPF, and their proportionate benefit from the profits earned by MPF under the asset management agreement with BellaVista, are set forth in the table above. Each of the MPF nominees, if elected, will be indemnified for service as a director to the same extent indemnification is provided to other directors under BellaVista’s governing documents.  Also, upon election, the MPF nominees will be covered by BellaVista’s officer and director liability insurance, if any, but MPF intends to terminate such insurance when it comes up for renewal.

None of the MPF nominees has received any material cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other material compensation, from, or in respect of, services rendered on behalf of BellaVista, or is subject to any arrangement described in Item 402 of Regulation S-K under the Securities Act of 1933 (Regulation S-K).  There is no other material arrangement pursuant to which any MPF nominee was compensated for services during BellaVista’s last fiscal year.

9. Other Matters

MPF is not aware of any other substantive matter to be considered at the Special Meeting.  However, if any other matter comes before the Special Meeting, MPF will vote all proxies held by it in accordance with its best judgment and consistent with federal proxy rules.  The information concerning BellaVista contained in this proxy statement has been taken from, or is based upon, publicly available information.  Although MPF does not have any information that would indicate information contained in this proxy statement that has been taken from such documents is inaccurate or incomplete, MPF has no way to verify or assess the reliability, accuracy, or completeness of such information.  To date, MPF has had only limited access to the books and records of BellaVista.

If we are unsuccessful in our solicitation of proxies, we will continue to do what we can to advocate appropriate changes in BellaVista’s management and direction, but we do not plan on making any further proxy solicitations or other attempts to gain control of BellaVista.

MPF and its affiliates have purchased stock in BellaVista over the past four years at various prices through registered tender offers and private purchases.  We estimate our average cost basis for our stock at $2.29 per share, including transaction costs, which were acquired through tender offers with offer prices ranging from $1.00 to $2.25 per share.

10. Your Action Required

YOUR VOTE IS IMPORTANT.  Whether or not you plan to attend the Special Meeting, no matter how many shares you own, please give MPF your proxy to demand the Special Meeting, to vote for the expansion of the board, and to vote for the election of the MPF nominees by taking the following four steps:

1.	SIGN THE ENCLOSED YELLOW PROXY TO DEMAND THE SPECIAL MEETING.
2.	SIGN THE ENCLOSED YELLOW PROXY TO VOTE FOR EXPANSION OF THE BOARD.
3.	SIGN THE ENCLOSED YELLOW PROXY TO VOTE FOR THE ELECTION OF THE MPF NOMINEES TO FILL THE POSITIONS CREATED BY THE EXPANSION OF THE BOARD.
4.	SIGN THE ENCLOSED YELLOW PROXY AFFIRMING YOUR APPROVAL OF MPF’S COMPREHENSIVE MANAGEMENT PROPOSAL.
5.	MAIL THE SIGNED YELLOW PROXIES TODAY IN THE ENVELOPE PROVIDED (No Postage is required if mailed in the United States)

IMPORTANT:  SEE THE SPECIAL VOTING INSTRUCTIONS SHEET FOR DETAILED PROCEDURES.

June 5, 2009

Proxy to Demand Special Meeting of Shareholders of BellaVista Capital, Inc.

The undersigned hereby appoints MacKenzie Patterson Fuller, LP and its chief investment officer Rob Dixon (collectively “MPF”) and each of them, with full power of substitution, as proxies of the undersigned to demand a special meeting of the shareholders of BellaVista Capital, Inc., a Maryland corporation (“BellaVista”), at which the shareholders shall consider a proposal to amend the bylaws to expand the board of directors to nine members, to elect five new directors nominated by MPF, and to approve a new management agreement with MPF.

In its discretion, MPF is authorized to demand the special meeting described above, as and when deemed appropriate by MPF.

THIS PROXY IS BEING SOLICITED ON BEHALF OF MPF, AND NOT ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE JOINED WITH OTHER PROXIES TO DEMAND A SPECIAL MEETING OF THE SHAREHOLDERS OF THE COMPANY.

The undersigned hereby acknowledges receipt of the Proxy Statement dated June 5, 2009, of MPF, relating to the special meeting to be demanded pursuant to this proxy.  This proxy will remain valid until the special meeting is demanded by MPF, not to exceed one year from this date.

Signature: Name: Title:	Joint Signature: (if held jointly) Name:
Please sign exactly as name appears on your certificate. When shares are held jointly, signatures should include both names. When signing as any other entity, please give full title in such entity.	Estimated # of Shares Being voted: Dated:

(SEE REVERSE FOR INSTRUCTIONS)

YOUR VOTING INSTRUCTIONS:

How can you be sure your proxy will count?

Follow one of these instructions:

1.	Mark your vote
2.	Sign & Date
3.	Mail to MPF in the return envelope provided.

If you have stock held more than one way, then you may copy your proxies as often as necessary (or request more from MPF)

IMPORTANT:  A SEPARATE PROXY AND WRITTEN CONSENT IS REQUIRED FOR EACH TYPE OF REGISTRATION

2.	If you are not sure which procedure to follow, call MPF at (800) 854-8357.

Proxy to Vote at Special Meeting of Shareholders of BellaVista Capital, Inc.

The undersigned hereby appoints MacKenzie Patterson Fuller, LP and its chief investment officer Rob Dixon (collectively “MPF”) and each of them, with full power of substitution, as proxies of the undersigned to represent and to vote all shares of common stock at a special meeting of the shareholders of BellaVista Capital, Inc., a Maryland corporation (the “BellaVista”), which the undersigned is entitled to vote at the next shareholder meeting (special or annual, whichever occurs first) or at any adjournments, postponements or rescheduling thereof (please check the desired box):

1. Proposal No. 1 – Expansion of board of directors to nine members by amending bylaws

☐ FOR expansion of the board of directors to nine members	☐ WITHHOLD AUTHORITY to vote for expansion of the board of directors to nine members

MPF RECOMMENDS A VOTE FOR EXPANSION OF THE BOARD OF DIRECTORS.
___________________________________

2. Proposal No. 2 - Election of five directors to fill vacancies created by the expansion of the board

☐ FOR all nominees listed below (you may strike out the name of any nominee to withhold authority to vote)	☐ WITHHOLD AUTHORITY to vote for all nominees

C. E. Patterson, as a Class II Director with a term expiring at the annual meeting in 2011
Glen Fuller, as a Class III Director with a term expiring at the annual meeting in 2010
Chip Patterson, as a Class I Director with a term expiring at the annual meeting in 2012
Robert E. Dixon, as a Class II Director with a term expiring at the annual meeting in 2011
Christine E. Simpson, as a Class III Director with a term expiring at the annual meeting in 2010

MPF RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE.
___________________________________

3. Proposal No. 3 – Engagement of MPF for investment management services for a flat annual fee equal to 2% of BellaVista’s assets

☐ FOR engagement of MPF as investment manager	☐ WITHHOLD AUTHORITY to engage MPF as manager

MPF RECOMMENDS APPROVAL OF THE MPF MANAGEMENT PROPOSAL

In their discretion, MPF is authorized to vote (1) for the election of any replacement nominee for a nominee for whom the undersigned voted if the original nominee is unable to serve or for good reason will not serve and (2) upon such other business as may properly come before the meeting other than the items set forth above.  THIS PROXY IS BEING SOLICITED ON BEHALF OF MPF, NOT ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The undersigned hereby acknowledges receipt of the Proxy Statement dated June 5, 2009, of MPF, relating to the proposed special meeting of BellaVista.  The undersigned hereby revokes any proxies heretofore given by the undersigned relating to the subject matter thereof.  This proxy will remain valid until a vote occurs on these proposals, not to exceed 11 months from this date.

Signature: Name: Title:	Joint Signature: (if held jointly) Name:
Please sign exactly as name appears on your certificate. When shares are held jointly, signatures should include both names. When signing as any other entity, please give full title in such entity.	Estimated # of Shares Being voted: Dated:

(SEE REVERSE FOR INSTRUCTIONS)

YOUR VOTING INSTRUCTIONS:

How can you be sure your proxy will count?

Follow one of these instructions:

1.	Mark your vote
2.	Sign & Date
3.	Mail to MPF in the return envelope provided.

If you have stock held more than one way, then you may copy your proxies as often as necessary (or request more from MPF)

IMPORTANT:  A SEPARATE PROXY AND WRITTEN CONSENT IS REQUIRED FOR EACH TYPE OF REGISTRATION

3.	If you are not sure which procedure to follow, call MPF at (800) 854-8357.